Exhibit 10.2

FIVE STAR PRODUCTS, INC.
STOCK OPTION AGREEMENT

AGREEMENT, dated July 17, 2007 (the “Grant Date”), between Five Star Products, Inc., a Delaware corporation (the “Company”), with an address at 10 East 40th Street, Suite 3110, New York, NY 10016, and Ira Sobotko (the “Grantee”), with an address c/o 10 East 40th Street, Suite 3110, New York, NY 10016.

WHEREAS, the Board of Directors of the Company has, on the Grant Date, pursuant to the Five Star Products, Inc. 2007 Incentive Stock Plan, a copy of which is annexed hereto as Exhibit A (the “Plan”; capitalized terms used but not defined herein having the meanings ascribed thereto in the Plan), granted to the Grantee options to purchase shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”), as hereinafter set forth, and authorized the execution and delivery of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.           The Grantee is hereby granted options (the “Options”) to purchase from the Company, subject to the terms and conditions set forth in this Agreement, all or any part of 125,000 shares of Common Stock (the “Option Shares”) at an initial purchase price of $ 0.78 per share; provided, however that notwithstanding any other provision of this Agreement, the Options granted are contingent upon approval of the Plan by the shareholders of the Company as provided in Section 16 hereof.

2.           The Options shall be exercisable as follows and subject to the continuous employment of the Grantee with the Company until the applicable vesting date:

(a)           Unless sooner terminated as hereinafter provided, this Option shall become vested and exercisable up to 33.3% of the Option Shares on the date of filing (such filing date, the “1 Vesting Date”) of the Company’s Annual Report on Form 10-K (“Form 10-K”) with the Securities and Exchange Commission (the “SEC”) for the fiscal year ending December 31, 2007 (“Fiscal 2007”), subject to the Company’s achieving Adjusted EBITDA (as defined below) of at least $5,000,000 for Fiscal 2007.  For purposes of this Agreement “Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and extraordinary items and Nonrecurring Items (as defined in the Plan), all determined in accordance with generally accepted accounting principles consistently applied.

(b)           Unless sooner terminated as hereinafter provided, this Option shall become vested and exercisable up to 33.3% of the Option Shares on the date of filing (such filing date, the “2nd Vesting Date”) of the Company’s Form 10-K with the SEC for the fiscal year ending December 31, 2008 (“Fiscal 2008”), subject to the Company’s achieving Adjusted EBITDA of at least $7,500,000 for Fiscal 2008.

(c)           Unless sooner terminated as hereinafter provided, this Option shall become vested and exercisable up to 33.4% of the Option Shares on the date of filing (such filing date, the “3rd Vesting Date”) of the Company’s Form 10-K with the SEC for the fiscal year ending December 31, 2009 (“‘Fiscal 2009”), subject to the Company’s achieving Adjusted EBITDA of at least $11,250,000 for Fiscal 2009.

(d)           If, on the 3rd Vesting Date, the Company’s aggregate Adjusted EBITDA for Fiscal 2007, Fiscal 2008 and Fiscal 2009 equals or exceeds $23,750,000, then any Option Shares that did not vest on the 1st Vesting Day, 2nd Vesting Date or 3rd Vesting Day shall become vested and exercisable on the 3rd Vesting Date.

(e)           Notwithstanding any other provision of this Agreement to the contrary, in the event that Grantee is employed by the Company as of the end of Fiscal 2007, 2008 or 2009, Grantee shall be entitled to the vesting of this Option for that fiscal year, as set forth above, regardless of whether Grantee’s employment terminates prior to the formal determination of vesting (i.e., based on Adjusted EBITDA calculations) for such fiscal year, as set forth above.

3.           The Options shall automatically become vested and shall be immediately exercisable in full upon the occurrence of a Change in Control of the Company or its parent, National Patent Development Corporation (“NPDC”).  For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if (i) National Patent Development Corporation (“NPDC”) and its affiliates cease to own a majority of the voting stock of the Company and (ii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Company Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company or the board of directors of any successor to the Company, provided that any director who was not a director of the Company immediately before the beginning of such period shall be deemed to be a Company Incumbent Director if such director was elected to the Board of Directors of the Company by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Company Incumbent Directors either actually or by prior operation of this Section 3, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act.  For purposes of this Agreement, a “Change in Control” of NPDC shall be deemed to have occurred if (i) a change in control of NPDC of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Grantee or a group including Grantee occurs, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Grantee or a group including Grantee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NPDC representing 20% or more of the combined voting power of NPDC’s then outstanding securities, or (iii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of NPDC immediately before the beginning of such period (the “NPDC Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of NPDC or the board of directors of any successor to NPDC, provided that any director who was not a director of NPDC immediately before the beginning of such period shall be deemed to be a NPDC Incumbent Director if such director was elected to the Board of Directors of NPDC by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as NPDC Incumbent Directors either actually or by prior operation of this Section 8(d), unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act of or any successor provision.

4.           All Options shall terminate and thereafter no longer be exercisable (subject to Section 8) on the tenth anniversary of the Grant Date (the “Expiration Date”).

5.           Option Shares purchased pursuant to this Agreement shall be paid for in full at the time of purchase.  Payment may be made in cash, shares of Common Stock, Options, or such other consideration as may be approved by the Committee, or a combination thereof, provided that such consideration shall be such that the Option Shares shall be fully paid and nonassessable.  If payment is made in whole or part by tender of (a) shares of Common Stock, such shares shall be valued at the Fair Market Value thereof, (b) Options, the Options tendered as payment must be exercisable at the date of such tender, shall be deemed to have been exercised for purposes of this Agreement, and shall be valued at an amount equal to the excess of the Fair Market Value of the Option Shares issuable on exercise of such Options over the aggregate exercise price of such Options, or (c) consideration other than cash, shares of Common Stock, or Options, such consideration shall have such value as determined by the Committee (whose determination shall be final).  Upon receipt of written notice of exercise of Options in the form attached hereto as Exhibit B together with payment and delivery of any other required documentation, the Company shall, without stock transfer tax to the Grantee or any other person entitled to exercise such Options, deliver to the person exercising such Options a certificate or certificates for the Option Shares so purchased.  It shall be a condition to the performance of the Company’s obligation to issue or transfer Common Stock upon exercise of Options that the Grantee or other person exercising such Options pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise, including any Federal, state, or local withholding taxes.

6.           No person shall have any rights as a stockholder with respect to any Option Shares until the date a stock certificate is issued to such person for such Option Shares.  Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

7.           Options are not transferable otherwise than by will or the laws of descent and distribution and are exercisable, during the lifetime of the Grantee, only by the Grantee or, in the event of Grantee’s legal disability, by the Grantee’s legal representative.  The Grantee or his representative shall give the Company notice of any transfer, specifying the name and address of the transferee and the number and class of Options transferred.

8.           a)           If, for any reason other than death or disability, Grantee’s Termination of Service occurs prior to the Expiration Date, such Options may be exercised, to the extent of the number of shares and with the exercise price with respect to which the Grantee could have exercised it on the date of such Termination of Service, by the Grantee at any time prior to the earlier of (i) the Expiration Date and (ii) two months after the date of such Termination of Service.

(b)           If Grantee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the Expiration Date, and the Grantee’s Termination of Service occurs as a consequence of such disability, the Options may be exercised, to the extent of the number of shares and with the exercise price with respect to which the Grantee could have exercised it on the date of such Termination of Service, by the Grantee at any time prior to the earlier of (i) the Expiration Date and (ii) six months after the date of such Termination of Service.  In the event of the Grantee’s legal disability, the Options may be exercised by the Grantee’s legal representative.

(c)           If Grantee’s Termination of Service occurs as a result of death prior to the Expiration Date, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under Sections 8(a) and (b) above, the Options may be exercised, to the extent of the number of shares and with the exercise price with respect to which the Grantee could have exercised them on the date of his or her death, by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise the Options by bequest or inheritance or by reason of the death of the Grantee.  Such post-death exercise may occur at any time prior to the earlier of (i) the Expiration Date and (ii) one year after the date of the Grantee’s death.

(d)           If the issuance of any shares of Common Stock on the exercise of any Options pursuant to this Section 8 has not, at the time of such exercise, been registered under the Securities Act, the Grantee or other person exercising such Options shall execute and deliver such documents as the Company may reasonably require to ensure compliance with the Securities Act and other applicable securities laws, including acknowledgement that such shares are “restricted securities” as defined in the regulations under the Act and are acquired for investment purposes only and not with a view to resale or distribution.

9.           The number and kind of shares issuable on exercise of, and the exercise price of, the Options represented hereby shall be subject to adjustment as provided in the Plan.

10.           The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon exercise of Options.

11.           b)           If at any time the Committee or the Board shall determine, in its discretion, that the listing, registration, or qualification of any of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Option Shares, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board, as applicable.  Any notice of exercise of Options which would be effective except for this Section 11 shall be deemed effective immediately upon satisfaction of all such conditions (even if such notice could not otherwise then have been given).

(b)           The Company shall not be obligated to sell or issue any Option Shares in any manner in contravention of the Securities Act, the Exchange Act, or any state securities law.  The Board may, at any time, require as a condition to the exercise of Options that the Option Shares be acquired for investment purposes only and that the certificate therefor contain a legend restricting transfer.

12.           All notices hereunder shall be in writing, and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, (b) if to the Grantee, shall be delivered personally or via courier or mailed via certified mail, postage prepaid, return receipt requested to the Grantee at the address first set forth above, or (c) if to any subsequent holder of Options or Option Shares, to the address specified for such holder in the notice provided for in Section 7 or on the stock records of the Company.  Such addresses may be changed at any time by notice from one party to the other.

13.           All decisions or interpretations made by the Committee with regard to any question arising hereunder shall be binding and conclusive on the Company and the Grantee.

14.           This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 7, the executors, administrators, legatees, heirs, guardians, legal representatives, successors, and assigns of the Grantee.

15.           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.

16.           Notwithstanding any other provision of this Agreement, the Options granted by this Agreement shall be void and of no force and effect unless the shareholders of the Company shall within twelve months after the Grant Date approve the Plan.  No Options may be exercised until the foregoing shareholder approval is received.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIVE STAR PRODUCTS, INC.

By:	/s/ JOHN C. BELKNAP
Title : Chief Executive Officer

GRANTEE

/s/ IRA J. SOBOTKO
Ira Sobotko

EXHIBIT A

FIVE STAR PRODUCTS, INC.

2007 INCENTIVE STOCK PLAN

EXHIBIT B

EXERCISE NOTICE

The undersigned, pursuant to the foregoing Option Agreement (terms used herein have the meanings as defined in the Option Agreement), hereby elects to exercise Options for ________shares of Common Stock (the “Shares”) at an exercise price of $0.38 per share, and herewith (or as otherwise provided in the Option Agreement) makes payment in full therefor pursuant to such Option Agreement.

1.           If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933 (the “Act”), the undersigned hereby agrees, represents, and warrants that:

(a)           I am acquiring the Shares for my own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

(b)           By virtue of my position, I have access to the same kind of information which would be available in a registration statement filed under the Act;

(c)           I am a sophisticated investor;

(d)           I understand that I may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions of the Act; and

(e)           The certificates representing such shares may contain a legend to the effect of (d) above.

2.           If the sale of the Shares and the resale thereof has been registered under the Act, the undersigned hereby represents and warrants that I have received the applicable prospectus and all subsequent reports incorporated therein by reference.

Very truly yours,

(type name under signature line)

Dated: _________________________